EPIC FINANCIAL CORPORATION
                           3300 IRVINE AVE.
                               SUITE 220
                        NEWPORT BEACH, CA 92660
                       TELEPHONE - 949.622.1130
                          FAX - 949.622.1134

                             PRESS RELEASE

Contact Person:  William R. Parker,  President
Symbol:  OTCBB:   EPFL

         EPIC FINANCIAL:  SEVEN ANGELS VENTURES ACQUIRES STAKE
                 IN NOVA COMMUNICATIONS (OTC BB: NCVM)

Newport Beach, CA. October 23, 2003 - Epic Financial Corporation (OTCBB: EPFL) announced today that Seven Angels Ventures, LLC, in which Epic has a minority shareholder interest, has acquired an equity stake in Nova Communications (OTC BB: NCVM).

Nova  Communications is in the process of closing a merger  transaction
with  PowerSki  International  (www.powerski.com),  the  designer   and
manufacturer of the PowerSki Jetboard.

Nova Communications CEO Ken Owen, speaking of the Nova/PowerSki merger stated, "The combined entity will design, manufacture, and sell one of the world's most innovative watercraft -- the PowerSki Jetboard. The Jetboard is the most exciting product I have ever seen, and it presents a tremendous growth opportunity to Nova and its shareholders, including Seven Angels Ventures and its shareholders, including Epic."

Having acquired an equity stake in Seven Angels Ventures, Epic Financial is able to participate in high-growth opportunities via equity stakes in companies such as Nova Communications and PowerSki through its holdings in Seven Angels Ventures.

William Parker, President of Epic Financial stated "Epic Financial is aggressively pursuing its acquisition plan in the financial services arena and has closed acquisitions that bring more than $4,000,000 in annual revenue."

"By concurrently pursuing an aggressive acquisition and investment plan through our Technology Division and through Seven Angels Ventures, we intend to leverage high-growth opportunities presented through a broad range of technology and financial technology fields, such as the opportunity Epic is now able to participate in through Nova Communications/PowerSki," Parker continued.

About Nova Communications
-------------------------
Nova Communications recently announced that it has entered into a Memorandum of Understanding to close a merger with PowerSki
International, the designer and manufacturer of the patented PowerSki Jetboard, one of the world's most innovative watercraft.

To learn more about the PowerSki's innovative watercraft and to view behind the scenes footage of the Jetboard in action for Fox Sports' 54321 sports program, please visit http://www.ncvm.net or http://www.powerski.com/home.html.

About Seven Angels Ventures, LLC
--------------------------------
Seven Angels Ventures is a privately held holding company based in San Diego, CA that secures equity ownership interests in undervalued, high-growth publicly traded companies such as Epic Financial Corp. (OTC BB:
EPFL) and Nova Communications Ltd. (OTC BB: NCVM).

About Epic Financial Corporation
--------------------------------
Epic Financial Corporation is a financial services and technology holding company focused on acquiring and investing in established and high-growth financial services enterprises and technology companies in the Internet, software, and technology infrastructure fields. The Company currently has two wholly-owned subsidiaries, American National Mortgage and Key Mortgage Corporation, and is in the process of acquiring Mission Equity. For further information please visit our website at http://www.4epic.com.

A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of
Section  27A  of  the  Securities Act of 1933 and Section  21B  of  the
Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this actions may be identified through the use of words such as "expects," "will,"
"anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of Epic Financial Corporation with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release. The acquisition of Mission Equity is at the letter of intent stage and is subject to consummation by meeting certain terms and conditions as expressed in their respective letters of intent.